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                                                                                                   Exhibit 11

                      COMSAT CORPORATION CONSOLIDATED
                     COMPUTATION OF EARNINGS PER SHARE
            For the Years Ended December 31, 1996, 1995 and 1994



In thousands, except per share amounts                                    1996           1995            1994
-------------------------------------------------------------------------------------------------------------
PRIMARY

Earnings                                                         $       8,622   $     37,817    $     77,642
                                                                 =============   ============    ============

SHARES:
     Weighted average number of common shares outstanding               48,343         47,282          46,590
     Add - shares issuable from assumed exercise of options                747            716             766
     Weighted average shares                                            49,090         47,998          47,356
                                                                 =============   ============    ============

Primary earnings per share                                       $        0.18     $     0.79      $     1.64
                                                                 =============   ============    ============

ASSUMING FULL DILUTION

Earnings                                                         $       8,622   $     37,817    $     77,642
                                                                 =============   ============    ============

SHARES:
     Weighted average number of common shares outstanding               48,343         47,282          46,590
     Add - shares issuable from assumed exercise of options                840            725             874
     Weighted average shares                                            49,183         48,007          47,464
                                                                 =============   ============    ============

Fully diluted earnings per share                                 $        0.18     $     0.79      $     1.64
                                                                 =============   ============    ============


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